Exhibit 99.1

Pivotal Reports Second Quarter Fiscal Year 2020 Financial Results

●	Subscription revenue grew 38% year over year
●	Total revenue grew 17% year over year
●	Subscription customers increased 12% year over year to 397
●	Dollar-based net expansion rate of 139%

SAN FRANCISCO – September 4, 2019, – Pivotal Software, Inc. (NYSE: PVTL), a leading cloud-native platform provider, today reported results for the second quarter fiscal year 2020 ended August 2, 2019.

“Pivotal delivered a solid performance in the second quarter. We remain focused on customer success and winning new customers with our differentiated, multi-cloud platform. Subscription revenue growth of 38% and 17% total revenue growth were driven by customer expansions and new customer wins,” said Rob Mee, CEO of Pivotal Software. “Our platform and strategic services enable enterprises to modernize their development practices and securely operate their most important applications across multi-cloud environments.”

Second Quarter Fiscal 2020 Financial Results
Revenue: Subscription revenue was $135.0 million, an increase of 38% year over year. Total revenue was $193.0 million, an increase of 17% year over year.

Operating Loss: GAAP operating loss was $31.4 million, or 16% of total revenue, compared to a loss of $35.4 million in Q2 of last year. Non-GAAP operating loss was $4.5 million, or 2% of total revenue, compared to a loss of $14.6 million in Q2 of last year.

Net Income (Loss): GAAP net loss was $28.1 million, compared to a loss of $35.6 million in Q2 of last year. GAAP net loss per share was $0.10, compared to a loss of $0.14 in Q2 of last year. Non-GAAP net loss was $1.2 million, compared to a loss of $14.8 million in Q2 of last year. Non-GAAP net income (loss) per share was $0.00, compared to a loss of $0.06 in Q2 of last year.

Cash Flow: Operating cash flow was negative $58.5 million compared to operating cash flow of $18.4 million in Q2 of last year.

Cash and cash equivalents were $808.4 million as of August 2, 2019.

Recent Business Highlights
●	Subscription customers grew 12% year over year to 397
●	Dollar-based net expansion rate was 139%
●	New features added to Pivotal Cloud Foundry (PCF) include:
○
Pivotal Application Service (PAS) 2.6 adds new capabilities to make it easier for developers to build, wire and run cloud native applications. Highlights include the ability to deploy a custom sidecar process alongside your application and new integrations with Spinnaker, the leading tool for multi-cloud continuous delivery

○	Pivotal Container Service (PKS) 1.5 delivers support for Windows .Net on Kubernetes
○	The alpha version of PAS on Kubernetes improves the developer and operator experience when using Kubernetes
○	The alpha version of Pivotal Build Service brings developer productivity and operational excellence to containers in Kubernetes
●	Named to Fast Company’s list of the 50 Best Workplaces for Innovators

Financial Outlook and Webcast
Given the announcement made on August 22, 2019 regarding Pivotal's entry into a definitive agreement to be acquired by VMware, Pivotal will not be providing a financial outlook for its third quarter or for the fiscal year 2020. Pivotal will no longer be hosting a conference call to discuss second quarter fiscal year 2020 financial results.

About Pivotal
Pivotal combines our cloud-native platform, developer tools, and unique methodology to help the world’s largest companies transform the way they build and run their most important applications. Our technology is used by Global 2000 companies to achieve strategic advantages in software development and IT operations. Learn more at pivotal.io.

Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Key Metric Definitions
Subscription Customers: Pivotal defines the number of subscription customers as the organizations that have a subscription contract for Pivotal’s software resulting in at least $50,000 of annual revenue in that period.

Dollar-Based Net Expansion Rate: Pivotal’s dollar-based net expansion rate compares its subscription revenue from a common group of customers across comparable periods. Pivotal calculates its dollar-based net expansion rate for all periods on a trailing four-quarter basis.

Forward-Looking Statements

This press release contains statements relating to Pivotal’s expectations, projections, beliefs, and prospects, which are "forward-looking statements” within the meaning of the federal securities laws and by their nature are uncertain. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) Pivotal’s limited operating history as an independent company, which makes it difficult to evaluate Pivotal’s prospects; (ii) the substantial losses Pivotal has incurred and the risks of not being able to generate sufficient revenue to achieve and sustain profitability; (iii) Pivotal’s future success depending in large part on the growth of Pivotal’s target markets; (iv) Pivotal’s future growth depending largely on Pivotal Cloud Foundry and Pivotal’s platform-related services; (v) Pivotal’s subscription revenue growth rate not being indicative of Pivotal’s future performance or ability to grow; (vi) Pivotal’s business and prospects being harmed if customers do not renew their subscriptions or expand their use of Pivotal’s platform; (vii) any failure by Pivotal to compete effectively; (viii) Pivotal’s long and unpredictable sales cycles that vary seasonally and which can cause significant variation in the number and size of transactions that can close in a particular quarter; (ix) Pivotal’s lack of control of and inability to predict the future course of open-source technologies, including Kubernetes and those used in Pivotal Cloud Foundry; and (x) any security or privacy breaches. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S. Securities and Exchange Commission (SEC). Additional information will be made available in Pivotal’s annual report on Form 10-K and other future reports that Pivotal may file with the SEC, which could cause actual results to vary from expectations. Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Pivotal Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts); (unaudited)

	Three Months Ended		Six Months Ended
	August 2,	August 3,	August 2,	August 3,
	2019	2018	2019	2018
Revenue:
Subscription	$134,990	$97,494	$263,846	$187,615
Services	58,006	66,914	114,865	132,528
Total revenue	192,996	164,408	378,711	320,143
Cost of revenue:
Subscription	9,108	8,105	17,664	16,234
Services	51,417	53,129	103,463	104,291
Total cost of revenue	60,525	61,234	121,127	120,525
Gross profit	132,471	103,174	257,584	199,618
Operating expenses:
Sales and marketing	82,639	70,550	164,260	139,688
Research and development	58,676	47,001	114,931	91,429
General and administrative	22,557	21,025	44,702	37,433
Total operating expenses	163,872	138,576	323,893	268,550
Loss from operations	(31,401)	(35,402)	(66,309)	(68,932)
Other income, net	3,820	237	7,420	546
Loss before provision for (benefit from) income taxes	(27,581)	(35,165)	(58,889)	(68,386)
Provision for (benefit from) income taxes	525	437	1,000	(227)
Net loss	(28,106)	(35,602)	(59,889)	(68,159)
Less: Net loss (income) attributable to non-controlling interest	(9)	(5)	37	37
Net loss attributable to Pivotal	$(28,115)	$(35,607)	$(59,852)	$(68,122)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.14)	$(0.22)	$(0.38)
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	272,724	257,240	270,619	181,404

Pivotal Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands); (unaudited)

	August 2,	February 1,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$808,432	$701,733
Accounts receivable, net of allowance of $5,965 and $4,266 as of August 2, 2019 and February 1, 2019, respectively	122,713	308,492
Due from Parent	30,081	951
Deferred sales commissions, current	36,124	39,572
Other assets, current	12,948	16,738
Total current assets	1,010,298	1,067,486
Property, plant and equipment, net	27,462	27,879
Operating lease right-of-use assets	130,102	—
Intangible assets, net	15,981	18,680
Goodwill	696,226	696,226
Deferred income taxes	342	258
Deferred sales commissions, noncurrent	32,865	35,522
Other assets, noncurrent	7,416	4,417
Total assets	$1,920,692	$1,850,468
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,554	$18,421
Due to Parent	12,007	20,241
Accrued expenses	60,260	64,723
Income taxes payable	1,113	1,232
Deferred revenue, current	304,977	376,985
Operating lease liabilities, current	21,820	—
Other liabilities, current	5,356	4,373
Total current liabilities	417,087	485,975
Deferred revenue, noncurrent	55,429	89,603
Operating lease liabilities, noncurrent	121,520	—
Other liabilities, noncurrent	2,157	9,412
Total liabilities	596,193	584,990
Stockholders’ equity:
Class A common stock	986	901
Class B common stock	1,755	1,755
Additional paid-in capital	2,660,012	2,540,921
Accumulated deficit	(1,344,355)	(1,284,503)
Accumulated other comprehensive income	5,421	5,687
Total Pivotal stockholders’ equity	1,323,819	1,264,761
Non-controlling interest	680	717
Total stockholders’ equity	1,324,499	1,265,478
Total liabilities and stockholders’ equity	$1,920,692	$1,850,468

Pivotal Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands); (unaudited)

	Three Months Ended		Six Months Ended
	August 2,	August 3,	August 2,	August 3,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(28,106)	$(35,602)	$(59,889)	$(68,159)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of intangible assets	4,336	4,599	8,434	9,354
Amortization of lease right-of-use assets and other expense	7,804	-	15,417	-
Stock-based compensation expense	25,427	19,044	47,397	29,805
Provision for doubtful accounts	(257)	388	(197)	619
Deferred income taxes	(12)	64	(103)	(405)
Gain on sale of investment	-	-	(746)	(3,234)
Other	(16)	1,449	497	1,461
Changes in assets and liabilities:
Accounts receivable	(5,003)	46,454	185,566	76,340
Due from Parent	(265)	(7)	(2,230)	(236)
Deferred sales commissions	(348)	3,075	6,105	4,272
Other assets	1,075	(3,920)	2,788	(2,457)
Accounts payable	(4,948)	3,984	(7,150)	(547)
Due to Parent	(1,653)	(2,130)	(8,119)	(3,185)
Deferred revenue	(56,667)	(31,218)	(106,276)	(10,554)
Accrued expenses	12,885	5,692	(3,916)	(16,213)
Operating lease liabilities	(7,024)	-	(14,811)	-
Other liabilities	(5,695)	6,497	973	5,959
Net cash provided by (used in) operating activities	(58,467)	18,369	63,740	22,820
Cash flows from investing activities:
Additions to property, plant and equipment	(2,732)	(2,173)	(4,936)	(4,052)
Proceeds from sale of investment	-	-	1,929	3,234
Net cash used in investing activities	(2,732)	(2,173)	(3,007)	(818)
Cash flows from financing activities:
Proceeds from the initial public offering, net of issuance costs paid	-	(2,580)	-	544,674
Proceeds from the issuance of common stock	5,962	2,814	36,542	9,424
Proceeds from employee stock plans	8,967	-	8,967	-
Contribution from Dell	-	9,300	-	41,277
Borrowings on credit facility	-	-	-	15,000
Repayments on credit facility	-	-	-	(35,000)
Net cash provided by financing activities	14,929	9,534	45,509	575,375
Effect of exchange rate changes on cash and cash equivalents	487	512	457	1,319
Net increase (decrease) in cash and cash equivalents	(45,783)	26,242	106,699	598,696
Cash and cash equivalents at beginning of period	854,215	645,466	701,733	73,012
Cash and cash equivalents at end of period	$808,432	$671,708	$808,432	$671,708

Pivotal Software, Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except percentages and per share amounts); (unaudited)

	Three Months Ended August 2, 2019
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$9,108	$(602)	$(51)	$-	$8,455
Subscription gross margin	93.3%	0.4%	0.0%	-%	93.7%
Cost of services revenue	51,417	(5,533)	-	-	45,884
Services gross margin	11.4%	9.5%	-%	-%	20.9%
Gross profit	132,471	6,135	51	-	138,657
Gross margin	68.6%	3.2%	0.0%	-%	71.8%
Sales and marketing	82,639	(7,610)	(1,107)	-	73,922
Research and development	58,676	(7,635)	-	-	51,041
General and administrative	22,557	(4,047)	(356)	-	18,154
Total operating expenses	163,872	(19,292)	(1,463)	-	143,117
Loss from operations	(31,401)	25,427	1,514	-	(4,460)
Operating margin	(16.3%)	13.2%	0.8%	-%	(2.3%)
Other income, net	3,820	-	-	-	3,820
Net loss attributable to Pivotal	$(28,115)	$25,427	$1,514	$-	$(1,174)
Net income (loss) per share, basic and diluted (1)	$(0.10)				$0.00

(1) GAAP and Non-GAAP net income (loss) per common share calculated based upon 272,724 basic and diluted weighted average shares outstanding of common stock.

	Three Months Ended August 3, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$8,105	$(411)	$(433)	$-	$7,261
Subscription gross margin	91.7%	0.4%	0.4%	-%	92.6%
Cost of services revenue	53,129	(4,188)	-	-	48,941
Services gross margin	20.6%	6.3%	-%	-%	26.9%
Gross profit	103,174	4,599	433	-	108,206
Gross margin	62.8%	2.8%	0.3%	-%	65.8%
Sales and marketing	70,550	(5,688)	(910)	-	63,952
Research and development	47,001	(5,386)	-	-	41,615
General and administrative	21,025	(3,371)	(384)	-	17,270
Total operating expenses	138,576	(14,445)	(1,294)	-	122,837
Loss from operations	(35,402)	19,044	1,727	-	(14,631)
Operating margin	(21.5%)	11.6%	1.1%	-%	(8.9%)
Other income, net	237	-	-	-	237
Net loss attributable to Pivotal	$(35,607)	$19,044	$1,727	$-	$(14,836)
Net loss per share, basic and diluted (1)	$(0.14)				$(0.06)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 257,240 basic and diluted weighted average shares outstanding of common stock.

	Six Months Ended August 2, 2019
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$17,664	$(1,108)	$(120)	$-	$16,436
Subscription gross margin	93.3%	0.4%	0.0%	-%	93.8%
Cost of services revenue	103,463	(10,211)	-	-	93,252
Services gross margin	9.9%	8.9%	-%	-%	18.8%
Gross profit	257,584	11,319	120	-	269,023
Gross margin	68.0%	3.0%	0.0%	-%	71.0%
Sales and marketing	164,260	(14,421)	(1,867)	-	147,972
Research and development	114,931	(14,109)	-	-	100,822
General and administrative	44,702	(7,548)	(712)	-	36,442
Total operating expenses	323,893	(36,078)	(2,579)	-	285,236
Loss from operations	(66,309)	47,397	2,699	-	(16,213)
Operating margin	(17.5%)	12.5%	0.7%	-%	(4.3%)
Other income, net	7,420	-	-	-	7,420
Net loss attributable to Pivotal	$(59,852)	$47,397	$2,699	$-	$(9,756)
Net loss per share, basic and diluted (1)	$(0.22)				$(0.04)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 270,619 basic and diluted weighted average shares outstanding of common stock.

	Six Months Ended August 3, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$16,234	$(638)	$(865)	$-	$14,731
Subscription gross margin	91.3%	0.3%	0.5%	-%	92.1%
Cost of services revenue	104,291	(6,477)	-	-	97,814
Services gross margin	21.3%	4.9%	-%	-%	26.2%
Gross profit	199,618	7,115	865	-	207,598
Gross margin	62.4%	2.2%	0.3%	-%	64.8%
Sales and marketing	139,688	(9,259)	(1,816)	-	128,613
Research and development	91,429	(8,250)	-	-	83,179
General and administrative	37,433	(5,181)	(767)	-	31,485
Total operating expenses	268,550	(22,690)	(2,583)	-	243,277
Loss from operations	(68,932)	29,805	3,448	-	(35,679)
Operating margin	(21.5%)	9.3%	1.1%	-%	(11.1%)
Other income (expense), net	546	-	-	(3,234)	(2,688)
Net loss attributable to Pivotal	$(68,122)	$29,805	$3,448	$(3,234)	$(38,103)
Net loss per share, basic and diluted (1)	$(0.38)				$(0.16)

(1) GAAP net loss per common share calculated based upon 181,404 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 240,719 basic and diluted weighted average shares outstanding of common stock.

Pivotal Software, Inc.
GAAP to Non-GAAP Weighted Average Shares Outstanding Reconciliation
(in thousands); (unaudited)

	Three Months Ended		Six Months Ended
	August 2,	August 3,	August 2,	August 3,
	2019	2018	2019	2018
GAAP weighted average shares outstanding, basic and diluted	272,724	257,240	270,619	181,404
Assumed preferred stock conversion	–	–	–	59,315
Non-GAAP weighted average shares outstanding, basic and diluted	272,724	257,240	270,619	240,719

About Non-GAAP Financial Measures
To supplement Pivotal’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Pivotal provides investors with certain non-GAAP financial measures, including but not limited to: non-GAAP cost of subscription, non-GAAP cost of services, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP weighted average shares outstanding. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of acquired intangibles and gain on sale of investment. For more information on the comparable GAAP to non-GAAP financial measures, please see the reconciliation table included with this release.

Management believes non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. Management also believes that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Pivotal to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. Management believes non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies.

Pivotal excludes stock-based compensation because it is non-cash in nature and excludes it in order to facilitate comparisons to other companies’ results. Pivotal excludes amortization of acquired intangibles because it is consistent with how management evaluates operating results and prepares financial plans and forecasts. While the purchase accounting for an acquisition reflects the accounting value assigned to intangible assets, management believes the GAAP impact of acquired intangible assets is not representative of long term operating results. Pivotal excludes gains/losses on sales of strategic investments because management believes these are more reflective of discrete events and less reflective of results in a particular period.
Source: Pivotal Investor Relations

Pivotal Software
Investor Contact:
Helyn Corcos
hcorcos@pivotal.io
or
Media Contact:
Joseph Roualdes
jroualdes@pivotal.io

©2019 Pivotal Software, Inc. All rights reserved. Pivotal is a trademark and/or registered trademark of Pivotal Software, Inc. in the United States and/or other countries.